UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory arrangements of certain officers.

On December 6, 2021, the Compensation Committee (the “Committee”) of Willis Towers Watson Public Limited Company (the “Company”) approved, with the full Board of Directors ratifying, a 2022 Long-Term Incentive (“LTI”) Compensation award target for Mr. Carl Hess of $7.25 million in connection with his appointment to Chief Executive Officer of the Company, effective January 1, 2022. As CEO, Mr. Hess will receive a 2022 base salary of $1 million and a target Short-Term Incentive (“STI”) award of 175% of that base salary. His base salary and STI target were approved in connection with his promotion to President of the Company earlier this year and will be used to establish his STI for 2021. He did not receive an increase in his 2021 LTI award in connection with his promotion to President.

On December 6, 2021, the Committee also approved, with the full Board ratifying, a 2021 STI award for Mr. John Haley who is departing the Company on December 31, 2021. The STI award that will be paid on Mr. Haley’s departure date will be $3,298,590, which represents 95% of his estimated 2021 STI award, including forecasted 2021 enterprise financial results and individual achievement. If actual results exceed estimated results for that period, Mr. Haley will subsequently be paid any remainder due under his STI Award and if actual results for the full year are lower than forecasted, Mr. Haley will repay any surplus.

The Committee also approved, with the Board ratifying, amendments to Mr. Haley’s 2019 long-term incentive award agreement (the “Amended LTI Agreement”) pursuant to which Mr. Haley will receive the shares underlying his award on his departure date. The initial number of shares will be based on estimated performance ending as of December 29, 2021. The Amended LTI Agreement provides for the same three-year performance period as the original award agreement, with the performance period ending on December 31, 2021 under Mr. Haley’s 2019 long-term incentive award. If actual performance for the performance period exceeds estimated performance, Mr. Haley will subsequently be issued any remainder of shares underlying his awards. If actual performance for the performance period is lower than estimated performance, Mr. Haley will be required to return to the Company the excess number of shares previously delivered to him.

The description of the Amended LTI Agreement is qualified in its entirety by Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended LTI Agreement

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel